UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2011

Focus Gold Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52720	26-4205169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Spadina Road, Toronto Ontario	M5P 2V7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 593-8034

1 Dundas Street West, Suite 2500, Toronto, Ontario Canada, M5G 1Z3
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On December 20, 2011, Focus Gold Corporation (“Focus” or the “Company”)  entered into a sale and purchase agreement (the “Asset Purchase Agreement”)  pursuant to which the Company is selling the Company's tailings or mine dumps on the Cila concession blocks of Focus Gold's Mexican Huicicila project. The tailings or mine dumps are from previous underground mining operations within the company's concessions and contain lower grade gold and silver. Mr. Jesus Mario Lopez Fabian (the "Purchaser") will provide Focus $1.0 million USD upon closing which is expected prior to the New Year. For full terms and conditions of the agreement see Exhibit 10.1

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished  pursuant to Item 7.01 and shall not be deemed "filed" for any purpose,  including for the purposes  of  Section  18 of the  Exchange  Act,  or  otherwise  subject  to the liabilities of that Section.  The information in this Current Report on Form 8-K shall  not be  deemed incorporated  by  reference  into any  filing  under  the Securities  Act or the  Exchange  Act  regardless  of any general  incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Tailings Dump Agreement
99.1	Press release December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Focus Gold Corporation
/s/ Grant White
Grant White
President and Director

Date:	December 29, 2011